UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          February 12, 2007

Handheld Entertainment, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32985	98-0430675
(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, California 94107	94107
(Address of Principal Executive Offices)	(Zip Code)

(415) 495-6470
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On February 16, 2007, Handheld Entertainment, Inc. (the “Company”) announced in a press release that it received a staff deficiency letter from The NASDAQ Stock Market (“NASDAQ”) on February 12, 2007, with regard to compliance with NASDAQ Rule 4310(c)(17). As a result of the recent PutFile.com acquisition announced February 9, 2007, NASDAQ informed the Company that the issuance of shares in connection with the acquisition caused the Company to be in non-compliance with the requirement that a “Notification Form: Listing of Additional Shares” with respect to 2,092,050 shares issued in connection with that acquisition be submitted, with supporting documentation. The press release inaccurately reported that the Company had regained compliance with the NASDAQ rules and the Company was orally notified by NASDAQ that a correction should be issued.

The Company remains out of compliance and has undertaken to provide all notices and documentation requested by NASDAQ as soon as possible. A corrected press release was issued on February 18, 2007, the full text of which is attached hereto as a Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Date: February 20, 2007	By:	/s/ Jeff Oscodar
Jeff Oscodar President and Chief Executive Officer

Exhibit No.	Description

99.1	Press Release, dated February 18, 2007